EXHIBIT 10(a)(14)

2007 CHANGE OF CONTROL AGREEMENT

This CHANGE OF CONTROL AGREEMENT (the "AGREEMENT") is made and entered into as of January 1, 2007, by, between and among PHILIP W. WOLFORD of New York, New York ("EXECUTIVE"), PATRIOT NATIONAL BANK, a national banking association with headquarters located in Stamford, Connecticut ("BANK") and PATRIOT NATIONAL BANCORP, INC., the parent bank holding company of the Bank ("BANCORP").

W I T N E S S E T H

WHEREAS, it is contemplated that from time to time one or more entities may consider the possibility of acquiring Bancorp or Bank or that a Change of Control (as hereinafter defined) may otherwise occur, with or without the approval of the Board of Directors of Bancorp or the Board of Directors of Bank; and

WHEREAS, the Board of Directors of Bancorp has determined that it is in the best interests of Bancorp and its securityholders to provide incentive to Executive to remain employed as an executive officer of Bancorp and the Bank during any period prior to or during a possible Change of Control of Bancorp or the Bank and for a period of up to six months following a Change of Control of Bancorp or Bank, with the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control; and

WHEREAS, the Parties (as hereinafter defined) desire to enter into this Agreement to reflect the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter described and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby amend and restate the Original Change of Control Agreement in its entirety and agree as follows:

1. DEFINED TERMS. The terms defined below shall have the following meanings for purposes of this Agreement:

(a) "AGREEMENT" means this Change of Control Agreement, as amended, restated, supplemented or modified from time to time and together with any exhibits or attachments hereto.

(b) "CAUSE" shall mean (i) the continued failure by Executive substantially to perform his duties as an executive officer of Bancorp or Bank (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the engaging by Executive in conduct which is materially injurious to Bancorp or Bank, monetarily or otherwise, in either case as determined by the Board of Directors of Bancorp or Bank.

(c) "CHANGE OF CONTROL" means:

(i) a change in control of the direction and administration of Bancorp's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule or regulation) promulgated under the Exchange Act, whether or not Bancorp is then subject to such reporting requirements;

(ii) any person (as such term is used in Sections 14(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of Bancorp or the Bank), other than (x) Angelo De Caro and his family members or family trusts, or (y) any trustee or other fiduciary holding securities under an employee benefit plan of Bancorp or the Bank, by merger or otherwise, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bancorp representing 25% or more of the combined voting power of Bancorp's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors;

(iii) the Bancorp shall complete a sale of all or substantially all of the assets of Bancorp;

(iv) the Bank shall complete a sale of all or substantially all of the assets of Bank;

(v) the Board of Directors of Bancorp shall approve any merger, consolidation or like business combination or reorganization of Bancorp, the consummation of which results in the occurrence of any event described in clause (ii) above;

(vi) the Board of Directors of Bank shall approve any merger, consolidation or like business combination or reorganization of Bank, the consummation of which results in someone other than Bancorp owning the Bank or its successor;

(vii) the Board of Directors of Bancorp determines that any person (as such term is used in Sections 14(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of Bancorp), other than Angelo De Caro and his family members or family trusts, directly or indirectly exercises a controlling influence over the management or policies of Bancorp; or

(viii) the Board of Directors of Bank determines that any person (as such term is used in Sections 14(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of Bank), other than Bancorp or Angelo De Caro and his family members or family trusts, directly or indirectly exercises a controlling influence over the management or policies of Bank;

PROVIDED, HOWEVER, that (i) the filing of a Form 13D or G by any person or (ii) any event mandated or directed by a regulatory body having jurisdiction over Bancorp's or Bank's operations, shall not of itself be deemed a Change of Control.

(d) "CHANGE OF CONTROL PAYMENTS" has the meaning set forth in Section 2 of this Agreement.

(e) "DISABILITY" means any physical or mental condition that (i) would qualify Executive for a disability benefit under any long-term disability plan maintained by Bank and applicable to such Executive, or (ii) renders Executive unable to perform substantially his obligations as an executive officer of Bank for the reasonably foreseeable future (not less than ninety (90) days), as determined by the Board of Directors of Bank after considering competent medical evidence.

(f) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

(g) "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

(h) "PARTY" or "PARTIES" means, individually or collectively, Executive, Bancorp and/or Bank.

(i) "PATRIOT" means, collectively, Bancorp and Bank.

2. CHANGE OF CONTROL PAYMENT.

(a) If there is a Change of Control, (i) during any time Executive is a full-time executive officer of Bancorp or Bank, or (ii) within six (6) months following the date of Executive's termination of employment by Bank, other than for Cause or by reason of Executive's death or Disability, then Executive shall be entitled to receive a payment (the "CHANGE OF CONTROL PAYMENT") in consideration of services previously rendered to Patriot. The Change of Control Payment shall be made as a lump sum cash payment equal to the greater of (A) two times Executive's annual base salary (calculated as of the date of the Change of Control or, in the case of Section 2(a)(ii), calculated as of the date of prior termination), or (B) two times Executive's total compensation, including salary and any cash incentive compensation, from Patriot for services rendered for the last full calendar year immediately preceding the Change of Control. The Change of Control Payment shall be paid in full within 15 days following the date of the Change of Control; PROVIDED, HOWEVER, that such payment may be deferred for such period (not to exceed six months) following the date of the Change of Control if Bancorp or the Bank requests that Executive continue to provide services to it. If Executive voluntarily terminates employment with Bancorp or Bank prior to the date (not more than six months following the date of the Change of Control) specified by Bancorp or Bank, Executive shall forfeit his right to receive the Change of Control Payment. The Change of Control Payment shall not be reduced by any compensation which Executive may receive from Bancorp or Bank or from other employment with another employer should Executive's employment with Bank terminate. In addition, and notwithstanding the foregoing, in the event Executive gives Bancorp or Bank notice that Executive will voluntarily terminate his employment with Bancorp or Bank and thereafter a Change of Control occurs, Executive shall have no right to receive the Change of Control Payment.

(b) All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

(c) If, after a Change of Control, Executive prevails in any action to enforce this Agreement, then Bancorp or Bank shall be obligated to reimburse Executive for all reasonable fees and expenses, including reasonable attorneys' fees of counsel chosen by Executive in his sole discretion.

(d) Notwithstanding any other provision of this Agreement or of any other agreement, understanding or compensation plan, Bank shall not be obligated to pay any amounts which violate restrictions imposed, or which may in the future be imposed, on such payments by Bank pursuant to Section 18(k)(1) of the Federal Deposit Insurance Act, or any regulations or orders which are or may be promulgated thereunder; nor shall any payments be made which would constitute an "unsafe or unsound banking practice" pursuant to 12 U.C.C. Section 18(b).

(e) Notwithstanding any other provision hereof, in the event that any payment or benefit received or to be received by Executive in connection with a Change of Control would not be deductible (in whole or part) as a result of Section 280G of the Internal Revenue Code, by Bank, an affiliate or other person making such payment or providing such benefit, the Change of Control Payment shall be reduced until no portion is not deductible, or the Change of Control Payment is reduced to zero. For purposes of this limitation, (i) no portion of the Change of Control Payment the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment of the Change of Control Payment shall be taken into account; (ii) no portion of the Change of Control Payment shall be taken into account which in the opinion of tax counsel selected by Patriot's independent auditors and acceptable to Executive does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code; (iii) the Change of Control Payment shall be reduced only to the extent necessary so that such payment shall constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Internal Revenue Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non cash benefit or any deferred payment or benefit included in the Change of Control Payment shall be determined by Patriot's independent auditors, in accordance with the principles of Sections 280G(d)(3) and (4) of the Internal Revenue Code. In the event that Patriot's independent auditors cannot or decline to act as aforesaid, their duties may be discharged by such other independent professional firm as the Board of Directors of Bancorp may determine.

3. TERM. This Agreement shall terminate on the earliest of: (i) immediately, upon Executive's voluntary resignation or termination of employment with Bancorp or Bank for Cause, death or Disability, (ii) six months following Executive's termination of employment with Bancorp or Bank, other than for Cause, death or Disability, or (iii) six months following receipt by Executive of the Change of Control Payment.

4. ASSIGNMENT. This Agreement will be binding on and will inure to the benefit of the Parties hereto and their respective successors, permitted assigns and legal representatives. Without otherwise limiting the foregoing, "Bank" as used herein shall refer to any successor institution whether by merger, consolidation, acquisition or otherwise.

5. NON-COMPETITION AGREEMENT. If Executive receives the Change of Control Payment, Executive absolutely and unconditionally agrees with Bancorp and Bank that, for a period of six (6) months from the date of receipt of the Change of Control Payment, Executive will not, anywhere in the Restricted Area (as defined below), either directly or indirectly, solely or jointly with any person or persons (a "COMPETITOR"), as an employee, consultant or advisor (whether or not engaged in business for profit), or as an individual proprietor, partner, shareholder (provided that ownership of less than 5% of the voting power shall be permitted), director, officer, joint venturer, investor (provided that such investment will not be a violation if it is limited to less than 5% of the ownership of such entity), lender or in any other capacity, compete with the business of Bancorp or the Bank as conducted or proposed to be conducted as of the date of the Change of Control. As used herein, "RESTRICTED AREA" shall be Fairfield and New Haven Counties, Connecticut; Westchester, Nassau and Suffolk counties, New York, Manhattan, New York and any town or branch in which the Bank has an office as of the time of the Change of Control.

6. ENTIRE AGREEMENT; NO WAIVER. This Agreement contains the entire agreement between the Parties with respect to the subject matter herein and may not be modified or amended except by a written instrument signed by the Parties. Neither the failure to insist upon strict performance of any of the terms, covenants or conditions of this Agreement, nor the acceptance of monies due hereunder with knowledge of a breach of this Agreement, shall be deemed a waiver of any rights or remedies that either Party may have or a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

7. FURTHER INSTRUMENTS. Each of the Parties agrees to execute all further instruments and documents and to take all further action as the other Party may reasonably request in order to effectuate the terms and purposes of this Agreement.

8. MODIFICATION AND SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be deemed modified to the extent necessary to make it enforceable under applicable law. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

9. GOVERNING LAW. It is the intention of the Parties that the internal substantive laws, and not the laws of conflicts, of the State of Connecticut should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties.

10. JURY WAIVER. The Parties, and any principals for whom they are agents, waive the right to a trial by jury in any action arising between the Parties or their principals under this Agreement, whether such actions are claims in contract, tort, statute, or otherwise, or made by claim, counterclaim, third-party claim or otherwise.

11. NOTICES. All notices, requests, consents, instructions, approvals and other communications required or permitted hereunder shall be validly given, if in writing and delivered personally, or sent by registered or certified mail or nationally recognized air courier service, postage prepaid at the address listed above or at such other address as such Party may specify by written notice to each other Party. Each such notice, request, consent, instruction, approval and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid, and if by air courier, one (1) day after the same has been deposited with such air courier.

12. HEADINGS. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.

13. INTERPRETATION. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against either Party. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

PATRIOT NATIONAL BANCORP, INC.

By:
/s/ Angelo De Caro
Angelo De Caro
Chairman of the Board of Directors

PATRIOT NATIONAL BANK

By:
/s/ Angelo De Caro
Angelo De Caro
Chairman of the Board of Directors

EXECUTIVE

/s/ Philip W. Wolford
Philip W. Wolford